EXHIBIT 99.1
PRESS RELEASE

EMCORE to Hold Business Update Call

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For the fourth quarter of fiscal 2010 ending September 30, 2010, the Company expects consolidated revenue to be in the range of $54 to $56 million with increases in both the Photovoltaics and Fiber Optics segments.

ALBUQUERQUE, NM--(Marketwire - 08/16/10) - EMCORE Corporation (NASDAQ:EMKR - News), a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optics and solar power markets, today announced that the necessity to complete the compilation and review of its financial statements will result in a delay in filing its Quarterly Report on Form 10-Q for the period ended June 30, 2010.  The conference call scheduled for 5:00 p.m. EST on August 16, 2010 will be held as scheduled but will be limited to an update regarding strategic matters and business outlook and will not include a discussion of results for the quarter ended June 30, 2010.

EMCORE is currently reviewing the accounting for certain inventory write-downs and the allowance against a specific account receivable that EMCORE has determined should be recorded.  EMCORE is considering the effect and significance of these adjustments with respect to prior periods reported. These issues must be completed in order for EMCORE to be in a position to file its quarterly report.  In addition, during the quarter, EMCORE has identified material weaknesses in connection with controls for inventory write-downs and controls for revenue cutoff on transactions in the June 30, 2010 quarter.  EMCORE intends to file its quarterly report as soon as reasonably practicable.

For the fourth quarter of fiscal 2010 ending September 30, 2010, the Company expects consolidated revenue to be in the range of $54 to $56 million with increases in both the Photovoltaics and Fiber Optics segments.

Conference Call Information:

To participate in the conference call, U.S. callers should dial (toll free) 877-856-1962 and international callers should dial 719-325-4834. The access code for the call is 8490497. A replay of the call will be available beginning Monday, August 16, 2010 at 8:30 p.m. EST until August 23, 2010 at 11:59 p.m. EST. The replay call-in number for U.S. callers is 877-870-5176, for international callers it is 858-384-5517 and the access code is 8490497. The call also will be web cast via the Company's web site at http://www.emcore.com. Please go to the site beforehand to download any necessary software.

About EMCORE:

EMCORE Corporation is a leading provider of compound semiconductor-based components, subsystems and systems for the fiber optics and solar power markets. EMCORE's Photonic Systems segment is the leading developer and manufacturer of fiber-optic systems and components for a wide range of commercial and military applications including microwave fiber-optic signal transmission and processing, satellite earth-stations, fiber-optic gyroscopes, and terahertz sensing. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Cautionary Statement Regarding Forward-Looking Statements:

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to EMCORE's ability to complete the necessary work to file its Quarterly Report on Form 10-Q for the period ended June 30, 2010 and subsequent periodic reports under the Securities Exchange Act. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. EMCORE believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management's expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to factors that could affect EMCORE's business, financial conditions and results of operations included in EMCORE's Annual Report on Form 10-K under the caption "Risk Factors," as updated by EMCORE's subsequent filings with the SEC, all of which are available at the SEC's website at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. EMCORE does not intend, and disclaims any obligation, to update any forward−looking information contained in this press release or with respect to the announcements described herein.